UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 4, 2011

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Merger Agreement

On July 4, 2011, Radiancy, Inc., a Delaware corporation (“Radiancy”), PhotoMedex, Inc., a Nevada corporation (the “Company”), and PHMD Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to certain conditions, Merger Sub will merge with and into Radiancy, with Radiancy surviving as a wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company shall (i) cause to be paid or issued to stockholders of record of Radiancy (the “Radiancy Stockholders”) as of the effective time of the Merger, newly issued common stock, par value $0.01 per share, of the Company, in an amount equal to the sum of (A) three (3) times the number of shares of the Company’s common stock that are issued and outstanding immediately prior to the consummation of the Merger (including, for these purposes, any shares of common stock of the Company that are issuable upon conversion or exercise of any outstanding convertible securities of the Company having a conversion price or exercise price that is less than $25.00 per share, but excluding those certain options to purchase 95,200 shares of common stock of the Company which are provided for in the employment agreements of Messrs. Dennis McGrath and Michael Stewart, as more particularly described under Item 5.02 of this report), plus (B) Three Million Forty Thousand (3,040,000) shares of Company common stock (collectively, the “Merger Consideration”), and (ii) cause to be paid or issued to the stockholders of record of the Company entitled to vote for or against the Merger at the stockholder meeting (the “Company Stockholders”) to approve the Merger, warrants to purchase an aggregate of Nine Hundred Forty One Thousand, Six Hundred Sixty Seven (941,667) shares of common stock of the Company (the “Warrants”), of which warrants to purchase 95,200 shares of common stock of the Company will instead be issued as options to Messrs. Dennis McGrath and Michael Stewart in connection with their employment agreements with the Company.

In addition, prior to the consummation of the Merger, the board of directors of Radiancy shall take such necessary steps to provide that (i) all Radiancy options that are issued and outstanding under any Radiancy option or incentive plan shall be accelerated and vested and become exercisable into shares of common stock of Radiancy prior to the effective time of the Merger, and (ii) any options not exercised prior to the effective time of the Merger shall terminate.  Options to purchase common stock of the Company which remain unexercised at the effective time of the Merger will remain outstanding.

The Warrants to be issued to the Company Stockholders will be in substantially the form attached to the Merger Agreement as Exhibit 1.1(i) and will have the terms set forth therein, including, without limitation, (i) a warrant exercise price of Twenty Dollars ($20.00) per share of common stock of the Company, (ii) an exercise period of three (3) years following the effective time of the Merger, and (iii) notwithstanding the three-year exercise period, the right of Company to notify the holders of Warrants of an earlier expiration of the Warrants at any time following such time as the common stock of the Company will have had a closing trading price in excess of Thirty Dollars ($30.00) per share for a period of twenty (20) consecutive trading days, provided that such earlier expiration date shall not be earlier than that date which is twenty (20) business days following the delivery of such notification by the Company.

Pursuant to the terms of the Merger Agreement, the parties will appoint an escrow agent and the Company will deposit certificates representing eight hundred thousand (800,000) shares of common stock of the Company as an escrow deposit upon the consummation of the Merger.  These escrow securities will be applied to satisfy any indemnification claims which may be made by either the Company or Radiancy for a period of 6 months following the effective time of the Merger, unless there are any unresolved indemnification claims at the 6 month anniversary of the effective time, in which case a portion of the escrow deposit will remain in escrow until such claim is resolved.  For purposes of calculating and satisfying damage amounts, the value of the securities held in escrow will be based upon the average closing trading price of the common stock of the Company over the period beginning on the date that is ten (10) trading days prior to July 4, 2011 and ending on that date that is ten (10) trading days following July 4, 2011.  Each of the Company Stockholders and the Radiancy Stockholders have appointed representatives to take actions on their behalf with respect to the escrow and indemnification claims.  The Company Stockholders, on the one hand, and the Radiancy Stockholders, on the other, will be entitled to indemnification from the escrow fund in the event of, among other things, a breach of any of the representations, warranties, covenants or agreements contained in the Merger Agreement by the Company, Merger Sub or Radiancy, as the case may be; and such recovery is not available to the Company Stockholders or the Radiancy Stockholders, as the case may be, until such time as the aggregate amount of claims in respect of indemnifiable losses has reached $150,000, after which recovery may be made only to the extent the aggregate amount of claims is in excess of $150,000.  In addition, the Radiancy Stockholders are also entitled to indemnification from the escrow fund to the extent that payments which are made to Perseus Partners VII, L.P., a Delaware limited partnership (“Perseus”), pursuant to that certain Repurchase Right Agreement (the “Perseus Repurchase Agreement”), dated as of May 27, 2011, by and between the Company and Perseus, are in excess of $19,500,000; provided, that any such claim is only available if Radiancy has fulfilled all its closing conditions prior to such date.

Pursuant to the terms of the Merger Agreement, the parties have agreed that nine (9) individuals shall be nominated to serve as the directors of the Company following the consummation of the Merger.  The Company will identify three (3) of these individuals and Radiancy will identify six (6) of these individuals.  The parties have also agreed to work together in good faith to ensure that at least five (5) of the identified individuals are independent under the applicable rules of the Securities and Exchange Commission (the “SEC”) and the applicable stock exchange.  Upon identification of the nine (9) individuals that are proposed by the Company and Radiancy to serve as directors of the Company following the consummation of the Merger, the Company is required to take all necessary action to ensure that such nine (9) individuals are included as the nominees to serve as the members of the board of directors of the Company following the closing of the Merger (the “Closing”), and recommend that the Company Stockholders vote to elect such nominees to serve as the directors of the Company following the consummation of the Merger.  At the next two (2) consecutive annual meetings of the stockholders of the Company following the effective time of the Merger, the Company is required to take all necessary action to ensure that Dr. Yoav Ben-Dror, the current Chairman of the Board of Radiancy, is included as a nominee to serve as a member of the board of directors of the Company.

The Merger Agreement contains customary representations and warranties of Radiancy, the Company and Merger Sub.  The Merger Agreement also contains customary covenants and agreements, including, without limitation, covenants relating to (a) the conduct of each of the respective businesses of Radiancy and the Company between the date of signing of the Merger Agreement and the consummation of the Merger, (b) non-solicitation of competing acquisition proposals, (c) the efforts of the parties to cause the Merger to be consummated, (d) the filing of amended and restated articles of incorporation by the Company and (e) the transactions contemplated by the Perseus Repurchase Agreement shall have been consummated.  Notwithstanding the limitations in the Merger Agreement, each of Radiancy and the Company retain the right to engage in discussions or negotiations regarding alternative acquisition proposals to the extent necessary to fulfill the fiduciary duties of their respective boards of directors to their stockholders, subject to certain requirements.  The Merger is also intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “Code”).

The completion of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, without limitation, (i) the approval and adoption by Radiancy’s stockholders of the Merger Agreement, (ii) the approval and adoption by the Company’s stockholders of the Merger Agreement and the approval by the Company’s stockholders of the issuance of the Merger Consideration in connection with the consummation of the Merger, (iii) the effectiveness of a joint proxy statement/prospectus included in the Company’s registration statement on Form S-4, (iv) the expiration or termination of the waiting period under any applicable antitrust laws, (v) approval for listing on the NASDAQ of the shares of common stock of the Company issuable in connection with the Merger or issuable in connection with the exercise of any of the Warrants, (vi) absence of certain orders or regulations prohibiting the consummation of the Merger and (vii) the approval or consent of certain governmental authorities and third parties with respect to the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for both Radiancy and the Company and provides that, under certain circumstances, each of Radiancy and the Company, as the case may be, may be required to pay a termination fee.  If either party terminates the Merger Agreement because of a change in board recommendation or if such party’s board of directors has approved an acquisition proposal or a superior offer, then such terminating party is required to pay a termination fee of $3,000,000 to the other party.  In addition, if there is a termination of the Merger Agreement due to a failure to satisfy certain of the conditions to closing of the Merger, the party so failing to satisfy such condition is required to pay to the other party a termination fee equal to $1,500,000 plus reimbursement of the other party’s expenses.  In addition, either party may terminate the Merger Agreement if the Merger is not consummated by January 31, 2012.

The boards of directors of Radiancy and the Company have each approved the Merger Agreement.  Holders of a majority of the outstanding shares of capital stock of Radiancy and investors holding approximately 46% of the common stock of the Company have entered into agreements pursuant to which they have agreed to vote their shares (including voting shares which may be obtained through the exercise of convertible securities) in favor of the Merger.

The Merger Agreement has been filed to provide security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company, Radiancy or any of their respective subsidiaries and affiliates.  The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement.  These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Merger Agreement by confidential disclosure letters that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure letters contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Radiancy.  Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Radiancy.

The foregoing descriptions of the Merger Agreement and the exhibits thereto are qualified in their entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report, and the exhibits filed herewith, each of which is incorporated in this report by reference.  You are urged to read the entire Merger Agreement and the other exhibits attached hereto.

Press Release

On July 5, 2011, the Company issued a press release announcing that it had entered into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated in this report by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the transactions contemplated by the Merger Agreement, the Company has entered into amended and restated employment agreements (the “Amended Employment Agreements”) with Dennis McGrath, the Company’s President and Chief Executive Officer, and Michael Stewart, the Company’s Executive Vice President and Chief Operating Officer.  The agreements are subject to, and will become effective upon, the Closing.  The Amended Employment Agreements have an initial term of three years from the Closing and thereafter automatically renew for one year periods, unless either party provides notice of nonrenewal at least 60 days prior to the end of the applicable term.  Under the Amended Employment Agreements, Messrs. McGrath and Stewart will receive base salaries of $325,000 and $300,000 per annum respectively, and will each be eligible for an annual bonus of up to 60% of base salary upon the attainment of certain individual and corporate performance targets.  If the employment of either Mr. McGrath or Mr. Stewart is terminated by the Company without cause (as defined in the Amended Employment Agreement) or by either executive for good reason (as defined in the Amended Employment Agreement), the executive shall be entitled to the continuation of his base salary for the remainder of the term then in effect and a pro-rata bonus for the year in which his termination occurs.  In addition, the executive shall be entitled to continued medical coverage for the remainder of the term (or, if less, for 18 months) as well as continued disability and life insurance coverage (or a monthly payment equal to the premium cost the Company would have incurred to maintain such coverage had the executive continued to be employed, less any employee paid portion of such coverage).  In addition, upon such a termination or upon an election by the Company not to renew the Amended Employment Agreement, each of Mr. McGrath and Mr. Stewart shall be fully vested in any outstanding equity awards.  The executives are also bound by a nonsolicitation and noncompetition agreement for any period they are receiving severance benefits and for one year thereafter, or, in the circumstance of a termination for cause or their resignation without good reason, for 2 years following termination.

The Company has also entered into amended and restated restricted stock agreements with each of Messrs. McGrath and Stewart (the “Amended Restricted Stock Agreements”), amending the restricted stock agreements previously entered into with each of them effective March 30, 2011, which amended agreements are subject to, and will become effective upon, the Closing.  The Amended Restricted Stock agreements provide that upon the Closing, a number of shares subject to the agreements shall vest, with the amount of such shares being equal to the maximum amount that will not otherwise cause the executives to be subject to the excise tax provisions of Section 4999 of the Code.  The remaining shares shall vest in substantially equal annual installments over a period of 3 years, on each anniversary of the Closing, so long as the executive continues to be employed by the Company on each such date.  If the executive’s employment is terminated by the Company without cause, due to his resignation for good reason, or as the result of his death or disability, the vesting of the shares shall be accelerated.

The Company has also entered into new restricted stock agreements with each of Messrs. McGrath and Stewart, which agreements are subject to and conditioned upon the Closing.  Pursuant to these agreements, Messrs. McGrath and Stewart will receive 200,000 and 180,000 shares of restricted stock, respectively.  The shares of restricted stock shall vest in three substantially equal annual installments beginning on the first anniversary of the Closing, and on each of the next two anniversaries thereafter, so long as the executive continues to be employed by the Company on each such date.  The vesting of the shares shall be accelerated upon a termination of employment on the same terms as described above with respect to the Amended Restricted Stock Agreements.  The vesting of the restricted shares may be further adjusted if necessary to avoid subjecting the executive to an excise tax under Section 4999 of the Code.

Each of Mr. McGrath and Mr. Stewart will also receive a nonqualified stock option to purchase 50,100 and 45,100 shares respectively, such grants to become effective subject to the Closing and at an exercise price equal to the fair market value of a share on the date of the Closing.  The options shall be fully vested on the date of grant and shall have a term of 10 years; provided, however, that the vesting schedule may be adjusted as necessary to avoid the imposition of an excise tax upon the executive under Section 4999 of the Code.

The Company has also entered into an employment agreement (the “Employment Agreement”) with Dolev Rafaeli, the Chief Executive Officer (“CEO”) and President of Radiancy, pursuant to which he will serve as the CEO of the Company and the CEO and President of Radiancy, conditioned upon and subject to the Closing.  The Employment Agreement with Dr. Rafaeli is an amendment and restatement of an employment agreement previously entered into between Dr. Rafaeli and Radiancy, dated June 1, 2009.  The terms of Dr. Rafaeli’s Employment Agreement are substantially similar to the Amended Employment Agreements, except that Dr. Rafaeli’s base salary is $450,000 per annum.  In addition, Dr. Rafaeli is entitled to a bonus equal to 1% of the Company’s sales, which bonus is to be paid quarterly.  Upon the termination of Dr. Rafaeli’s employment, he will be entitled to severance benefits on substantially the same terms as described above for Mr. McGrath and Mr. Stewart.  In addition, he will be entitled to continue to receive his 1% quarterly bonus for the remainder of the initial term or any renewal term (other than in the context of a termination for cause).  Further, upon a termination of his employment for any reason, the Company shall pay and/or reimburse Dr. Rafaeli for certain costs incurred in his relocation from the United States to Israel.

Cautionary Statement Regarding Forward-Looking Information

This report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including the risk that the Merger will not be consummated, as the Merger is subject to certain closing conditions.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the Merger; the ability to obtain approval for listing on the NASDAQ of the shares of common stock of the Company issuable in connection with the Merger or issuable in connection with the exercise of any Warrants; the ability to obtain approvals from the stockholders of the Company and Radiancy and to complete the Merger considering the various closing conditions; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, if and when the Merger is consummated, there will be risks and uncertainties related to successfully integrating the products and employees of the Company and Radiancy, as well as the ability to ensure continued regulatory compliance, performance and/or market growth.  These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to in the forward-looking statements.  The Company cautions readers not to rely on these forward-looking statements.  All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement.  The Company anticipates that subsequent events and developments will cause its views to change.  The information contained in this report speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the SEC, including the filing by the Company of a registration statement on Form S-4 that will include a joint proxy statement of the Company and Radiancy and a prospectus of the Company.  The Company Stockholders and the Radiancy Stockholders are urged to read the registration statement on Form S-4 and the related joint proxy statement/prospectus when they become available, as well as other documents filed with the SEC, because they will contain important information.  The final joint proxy statement/prospectus will be mailed to the Company Stockholders and the Radiancy Stockholders as of a record date to be established for voting on the proposed transaction.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC, at www.photomedex.com or by contacting the Company at:  215-619-3600 or 147 Keystone Drive, Montgomeryville, PA 18936.  Investors and security holders may also obtain a free copy of these documents, once available, at the SEC’s website at http://www.sec.gov.

Participants in the Merger Solicitation

The Company and Radiancy and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning the Company’s executive officers and directors is set forth in its annual report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 31, 2011.  Additional information regarding the interests of participants in the solicitation of proxies in respect of the transaction will be included in the above-referenced registration statement on Form S-4 and joint proxy statement/prospectus when it becomes available. You can obtain free copies of these documents from the Company using the contact information above.  Free copies of these documents can also be obtained, when available, at the SEC’s website at http://www.sec.gov.

Neither the information on the Company’s website nor the Radiancy website is, and shall not be deemed to be, a part of this report or incorporated in filings either the Company or Radiancy makes with the SEC.

This Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 4, 2011, by and among Radiancy, Inc., PhotoMedex, Inc. and PHMD Merger Sub, Inc., including the Form of Warrant.1
10.1	Amended and Restated Employment Agreement, entered into by and between PhotoMedex, Inc. and Dennis McGrath on July 4, 2011
10.2	Amended and Restated Restricted Stock Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Dennis McGrath
10.3	Restricted Stock Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Dennis McGrath
10.4	Non-Qualified Stock Option Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Dennis McGrath
10.5	Amended and Restated Employment Agreement, entered into by and between PhotoMedex, Inc. and Michael Stewart on July 4, 2011
10.6	Amended and Restated Restricted Stock Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Michael Stewart
10.7	Restricted Stock Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Michael Stewart
10.8	Non-Qualified Stock Option Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Michael Stewart
10.9	Amended and Restated Employment Agreement, entered into by and between PhotoMedex, Inc. and Dolev Rafaeli on July 4, 2011
99.1	Press Release, dated July 5, 2011.

1The disclosure letters delivered in connection with the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish, supplementally, a copy of any schedule omitted from the Merger Agreement to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: July 8, 2011	By: /s/ Dennis McGrath
Dennis McGrath Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 4, 2011, by and among Radiancy, Inc., PhotoMedex, Inc. and PHMD Merger Sub, Inc., including the Form of Warrant. 1
10.1	Amended and Restated Employment Agreement, entered into by and between PhotoMedex, Inc. and Dennis McGrath on July 4, 2011
10.2	Amended and Restated Restricted Stock Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Dennis McGrath
10.3	Restricted Stock Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Dennis McGrath
10.4	Non-Qualified Stock Option Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Dennis McGrath
10.5	Amended and Restated Employment Agreement, entered into by and between PhotoMedex, Inc. and Michael Stewart on July 4, 2011
10.6	Amended and Restated Restricted Stock Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Michael Stewart
10.7	Restricted Stock Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Michael Stewart
10.8	Non-Qualified Stock Option Agreement, entered into as of July 4, 2011, by and between PhotoMedex, Inc. and Michael Stewart
10.9	Amended and Restated Employment Agreement, entered into by and between PhotoMedex, Inc. and Dolev Rafaeli on July 4, 2011
99.1	Press Release, dated July 5, 2011.

1The disclosure letters delivered in connection with the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish, supplementally, a copy of any schedule omitted from the Merger Agreement to the Commission upon request.